                                                                       EXHIBIT 5

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
Please make checks payable to Sun Life Insurance and Annuity
Company of New York.  Send the application and check to  P.O. Box
9141, Boston MA  02117

ACCOLADE NEW YORK
      APPLICATION

A.      PURCHASE PAYMENT INTEREST OPTION ELECTION

                           Indicate the rate at which interest should be credited on your account by choosing either Option A or Option B, below. If no election is made the Purchase Payment Interest crediting method will default to Option A. ONCE ELECTED, THIS OPTION MAY NOT BE CHANGED.

            Select One  -  Option A - 2%/Five-Year Anniversary Interest Option
                        -  Option B - 3%/4%/5% Interest Option

B.      OWNER  INFORMATION

        Name___________________________________________________________________
                 First            Middle                Last

        Address________________________________________________________________
        City_______________________________________  State____    Zip__________
        Date of Birth  /  /   Social Security Number   /  /    Gender [ ]M [ ]F

C.      ANNUITANT INFORMATION                CO-ANNUITANT INFORMATION (OPTIONAL)
        Name_______________________________  Name_______________________________
        Date of Birth______________________  Date of Birth______________________
        Social Security Number_____________  Social Security Number_____________
        Gender [ ]M [ ]F                     Gender  [ ]M  [ ]F

D.      PLAN SELECTION

        [ ] Non qualified              [ ] CRT(A CRT waiver form must accompany
                                           this Application
        [ ] IRA Transfer               [ ] IRA Rollover [ ] Roth IRA Transfer
                                       [ ] Roth IRA Conversion
        [ ] 403(b) Rollover/Transfer   [-] 403(b)Partial Transfer (By checking
                                       this box, Owner certifies that the funds transferred continue to be subject to the same or more stringent distribution restrictions as prior to the transfer.)

        [ ] Qualified Plan Type _____  Owner/Trustee(if applicable) ___________


E.     BENEFICIARY  INFORMATION

                                           Name              Social     Date of    Relationship to Owner
                                                            Security     Birth
                                                             Number
       [ ] Primary                  _____________________     /  /        /  /     ________________________
       [ ] Primary   [ ] Contingent _____________________     /  /        /  /     ________________________
       [ ] Primary   [ ] Contingent _____________________     /  /        /  /     ________________________

   [ ] Please check here if you are attaching additional beneficiary information
       Beneficiary designations must be consistent with your applicable retirement plan. For Non-Qualified Contracts the Contract may be continued after the death of the Owner if the Owner's spouse is the beneficiary; otherwise the death benefit must be distributed. Unless otherwise specified, the death benefit will be divided equally among all Primary Beneficiaries who survive the Owner. If no Primary Beneficiary survives the Owner, the death benefit will be divided equally among any contingent Beneficiaries who survive the Owner.

F.       OPTIONAL DEATH BENEFIT (SUBJECT TO AGE RESTRICTIONS)

         The Maximum Anniversary Account Value Optional Death Benefit may ONLY be chosen at time of application. The Optional Death Benefit is offered as an enhancement to the basic Death Benefit described in the prospectus. IF THE OPTION IS NOT ELECTED, THE BASIC DEATH BENEFIT WILL BE PAID TO THE BENEFICIARY UPON THE DEATH OF THE OWNER. The Optional Death Benefit cannot be chosen if an Owner is age 80 or over at the time of application. Once elected this option may not be changed. Check box to select the Maximum Anniversary Account Value Optional Death
         Benefit        [ ]

G.       SPECIAL INSTRUCTIONS

         (Transfer Company Information, Additional Beneficiaries, Annuity Commencement Date, Annuity Option Election Etc.)
________________________________________________________________________________

________________________________________________________________________________
H.      REPLACEMENT CONTRACT

        Will this contract replace or change any existing life insurance or annuity in this or any other Company? [ ] Yes [ ] No

        If YES, please explain in Section G, SPECIAL INSTRUCTIONS, and request replacement information from your registered representative.

        APP-FA-NY-FUT-01                         PLEASE COMPLETE REVERSE SIDE

             SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

             Please make checks payable to Sun Life Insurance and Annuity Company of New York. Send the application and check to P.O. Box 9141, Boston MA 02117

I.      PURCHASE PAYMENT ALLOCATION

        Please indicate how you would like your purchase payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future investments unless otherwise specified. Make check payable to Sun Life Insurance and Annuity Company of New York.
        Initial Purchase $                       Minimum Initial Payment $10,000
        Payment           _______________________
        Please estimate dollar amounts for 1035 exchanges, transfers, rollovers etc.

                                  SUB-ACCOUNTS


% AIM V.I. Capital Appreciation Fund(01)                    % MFS/Sun Life Government Securities S Class Series(45)
% AIM V.I. Growth Fund(02)                                  % MFS/Sun Life High Yield S Class Series(8)
                                                              MFS/Sun Life Massachusetts Investors Growth Stock S Class
% AIM V.I. Growth and Income Fund(03)                       % Series(7)
% AIM V.I. International Equity Fund(04)                    % MFS/Sun Life Massachusetts Investors Trust Series(46)
% Aim VI Value Fund(5)                                      % MFS/Sun Life New Discovery S Class Series(6)
% Alger American Growth Portfolio(10)                       % MFS/Sun Life Total Return S Class Series(39)
% Alger American Income and Growth Portfolio(11)            % MFS/Sun Life Utilities S Class Series(37)
% Alger American Small Capitalization Portfolio(12)         % Rydex V.T. Nova Fund (S & P 500)(64)
% Alliance  V.T. Premier Growth Fund(13)                    % Rydex V.T.  OTC Fund (NASDAQ 100)(65)
% Alliance  V.T. Technology Fund(14)                        % Sun Capital Money Market Fund(85)
% Alliance V.T. Growth and Income Fund(15)                  % Sun Capital Investment Grade Bond Fund(86)
% Alliance  V.T. Worldwide Privatization Fund(16)           % Sun Capital Blue Chip Mid Cap Fund (Wellington)(88)
% Alliance V.T. Quasar Fund(17)                             % Sun Capital Davis Financial Fund (Davis)(95)
% Goldman Sachs V.I.T. CORE Large Cap Growth Fund(20)       % Sun Capital Davis Venture Value Fund (Davis)(94)
% Goldman Sachs V.I.T. CORE U.S. Equity(22)                 % Sun Cap Invesco Energy Fund (Invesco)(33)
% Goldman Sachs V.I.T. Internet Tollkeeper Fund(25)         % Sun Cap Invesco Health Services Fund (Invesco)(29)
% Goldman Sachs V.I.T. Capital Growth Fund(26)              % Sun Capital Invesco Telecommunications Fund (Invesco)(28)
% Invesco V.I.F.Dynamics Fund(18)                           % Sun Capital Invesco Technology Fund (Invesco)(27)
% Invesco V.I.F. Small Company Growth Fund(19)              % Sun Capital Investors Foundation Fund (Wellington)(89)
% Lord Abbett Mid Cap Value Portfolio(41)                   % Sun Capital Neu Ber Mid Cap Growth Fund (Neuberger) (44)
% Lord Abbett Growth and Income Portfolio Series Fund(40)   % Sun Capital Neu Ber Mid Cap Value Fund (Neuberger)(43)
% Lord Abbett International Portfolio Series Fund(42)       % Sun Capital Real Estate Fund(87)
% Fidelity V.I.P. ContraFund(34)                            % Sun Capital Select Fund (Wellington)(84)
% Fidelity V.I.P. Overseas Fund(35)                         % Sun Capital Value Equity Portfolio(96)
% Fidelity V.I.P. Growth Fund(36)                           % Sun Capital Value Managed Portfolio(99)
% MFS/Sun Life Capital Appreciation S Class  Series(9)      % Sun Capital Value Mid Cap Portfolio(97)
% MFS/Sun Life Emerging Growth S Class Series(39)           % Sun Capital Value Small Cap Portfolio(98)
                                                            SUN LIFE OF CANADA (U.S.) FIXED ACCOUNT GUARANTEE OPTIONS
                                                            %  One Year]
                                                            DCA Guarantee          %   6 Month      %   One Year]
                                                            Options
                                                            Apply 60 Day rate hold:  [ ] Yes [ ]  No
                                                            Estimated Dollar Amount  $_______________________
                                                            Note: a rate hold is irrevocable and is only
                                                            available for 1035 exchanges and direct
                                                            trustee-to-trustee transfers.

J.     ACCEPTANCE

       I hereby represent my answers to the questions on this Application to be true to the best of my knowledge and belief. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of current product and prospectus information.

       Owner Signature(s)                        Date            Signed at (City & State)
                         _______________________     ____________                        ________________________


K.      FOR REGISTERED REPRESENTATIVE ONLY

       Will this contract replace or change any        [ ] Yes [ ] No
       existing life insurance or annuity in this or any other company? If yes, please explain in section G, Special Instructions and complete replacement forms.

       Registered Representative                 Registered Representatives
       Signature_________________________________Name___________________________
       Broker/Dealer____________________________ Branch Office Address__________
       Phone #__________________City______________ State_______ Zip_____________
       [ ] Option A  [ ]Option B  [ ]Option C  Broker Dealer Account #__________


       APP-FA-NY-FUT-01

           SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
           P.O. Box 9141
           Boston, MA   02117.
1. [ ]     DOLLAR COST AVERAGING PROGRAM

     A. $5000 minimum Variable Sub-Account or DCA Guarantee option is required to begin a Dollar Cost Averaging Program.

          1.   Select ONE of the following programs
               [ ] 6-Month DCA Guarantee Option
               [ ] 12-Month DCA Guarantee Option programs
               [ ] Variable Sub-Account
               DCA Guarantee option: transfer from the following
               Sub-Account:_________________________________________

          2. Select frequency: [ ] Monthly [ ] Quarterly (cannot be chosen for 6 month DCA Guarantee Option Program)

               Note: If you do not make a frequency election your Dollar Cost Averaging will default to monthly.

          3.   Select the "Transfer To" Sub-Accounts below (Maximum of 12):

          A. 6- or 12-month DCA Guarantee Option Program: Indicate below the PERCENTAGE each Sub-Account is to receive. Percentages must total 100%. If you elect to transfer into an Asset Allocation Program do not complete this section (Part 3) and proceed to Part 4.

               Note: Transfers from the DCA Guarantee Option will take place over a 6-month or 12-month period. The final amount transferred from the DCA Guarantee Option will include interest earned. Any additional purchase payments allocated to the DCA Guarantee Option are treated as the start of a new 6-month or 12-month period.

          B. Variable Sub-Account DCA Option Program: Indicate the DOLLAR AMOUNT each Sub-Account is to receive. The minimum transfer amount is $100 per Sub-Account. Transfers from the Variable Sub-Account designated in Part 1 above will continue until the Owner elects to terminate the program or until the account value in the designated Sub-Account is depleted.

% AIM V.I. Capital Appreciation Fund(01)                    % MFS/Sun Life Government Securities S Class Series(45)
% AIM V.I. Growth Fund(02)                                  % MFS/Sun Life High Yield S Class Series(8)
                                                              MFS/Sun Life Massachusetts Investors Growth Stock S Class
% AIM V.I. Growth and Income Fund(03)                       % Series(7)
% AIM V.I. International Equity Fund(04)                    % MFS/Sun Life Massachusetts Investors Trust S Class Series(46)
% Aim VI Value Fund(5)                                      % MFS/Sun Life New Discovery S Class Series(6)
% Alger American Growth Portfolio(10)                       % MFS/Sun Life Total Return S Class Series(6)
% Alger American Income and Growth Portfolio(11)            % MFS/Sun Life Utilities S Class Series(37)
% Alger American Small Capitalization Portfolio(12)         % Rydex V.T. Nova Fund (S & P 500)(64)
% Alliance  V.T. Premier Growth Fund(13)                    % Rydex V.T.  OTC Fund (NASDAQ 100)(65)
% Alliance V.T. Technology Fund(14)                         % Sun Capital Money Market Fund(85)
% Alliance V. T. Growth and Income Fund(15)                 % Sun Capital Investment Grade Bond Fund(86)
% Alliance V.T.  Worldwide Privatization Fund(16)           % Sun Capital Blue Chip Mid Cap Fund (Wellington)(88)
% Alliance V.T. Quasar Fund(17)                             % Sun Capital Davis Financial Fund (Davis)(95)
% Goldman Sachs V.I.T. CORE Large Cap Growth Fund(20)       % Sun Capital Davis Venture Value Fund (Davis)(94)
  Goldman Sachs V.I.T. CORE U.S. Equity(22)                 % Sun Cap Invesco Energy Fund (Invesco)(33)
% Goldman Sachs V.I. T. Internet Tollkeeper Fund(25)        % Sun Cap Invesco Health Services Fund (Invesco)(29)
% Goldman Sachs V.I.T. Capital Growth Fund(26)              % Sun Capital Invesco Telecommunications Fund (Invesco)(28)
% Invesco V.I.F. Dynamics Fund(18)                          % Sun Capital Invesco Technology Fund (Invesco)(27)
% Invesco V.I.F. Small Company Growth Fund(19)              % Sun Capital Investors Foundation Fund (Wellington)(89)
% Lord Abbett Mid Cap Value Portfolio(41)                   % Sun Capital Neu Ber Mid Cap Growth Fund (Neuberger)(44)
% Lord Abbett Growth and Income Portfolio Series Fund(40)   % Sun Capital Neu Ber Mid Cap Value Fund (Neuberger)(43)
% Lord Abbett International Portfolio Series Fund(42)       % Sun Capital Real Estate Fund(87)
% Fidelity V.I.P. ContraFund(34)                            % Sun Capital Select Fund (Wellington)(84)
% Fidelity V.I.P. Overseas Fund(35)                         % Sun Capital  Value Equity Portfolio(96)
% Fidelity V.I.P. Growth Fund(36)                           % Sun Capital Value Managed Portfolio(99)
% MFS/Sun Life Capital Appreciation S Class Series(9)       % Sun Capital Value Mid Cap Portfolio(97)
% MFS/Sun Life Emerging Growth S Class Series(38)           % Sun CapitalValue Small Cap Portfolio(98)

4. Dollar Cost Averaging into an Asset Allocation Program I available ONLY if 100% of the purchase payment has been allocated to the 6-month or 12-month DCA Guarantee Option. Future payments will be allocated directly to the Asset Allocation Model chosen unless otherwise specified.
     Select the Asset Allocation Model into which you wish to Dollar Cost Average (only ONE model may be selected).

     Conservative Asset Allocation Model(20) [ ] Aggressive Asset Allocation Model(22) [ ]
     Moderate Asset Allocation Model(21)     [ } Total Equity Allocation Model(23)     [ }

     DOLLAR COST AVERAGING PROGRAM ACCEPTANCE
     Owner's Signature:___________________________________ Date:________________

     I understand that this authorization for participation in the Dollar Cost Averaging Program selected above will continue until a written, signed revocation is received by Sun Life Insurance and Annuity Company of New York.

      APP-FA-NY-FUT-01   OPTIONAL PROGRAMS CONTINUED ON REVERSE SIDE


2.      ASSET ALLOCATION PROGRAMS

        If participating in the Asset Allocation Program, the initial and any future purchase payments, made into the variable Sub-Accounts, will be allocated entirely to the model selected. The Asset Allocation Program may not be combined with the Portfolio Rebalancing Program.

        Select ONE of the following programs:

        Conservative Asset Allocation Model(20)[ ] Moderate Asset Allocation Model(21)[ ]

        Aggressive Asset Allocation Model(22)  [ ] Total Equity Allocation Model(23)  [ ]

         Note: DO NOT complete Section I of this Application, PURCHASE PAYMENT ALLOCATION.

3.       PORTFOLIO REBALANCING PROGRAM

         If participating in the Portfolio Rebalancing Program, exchanges will be made among the Sub-Accounts to ensure they reflect the initial Purchase Payment allocation chosen in Section I of the Application, PURCHASE PAYMENT ALLOCATION. These allocations will be used for future payments unless otherwise specified. Purchase payments allocated to the Guarantee Period(s) will not be rebalanced. The Portfolio Rebalancing Program may not be combined with the Asset Allocation Program.
         Check here to participate in the Portfolio Rebalancing Program [ ]

         1. Select the Sub-Accounts and percentages for rebalancing in Section I, PURCHASE PAYMENT ALLOCATION, of the Application. Percentages must be whole and total 100%.

         2. Select frequency [ ] Quarterly [ ] Semi-Annually [ ] Annually
         Note: if you do not make a frequency election, your Portfolio Rebalancing program will default to quarterly

4.       SYSTEMATIC WITHDRAWAL PROGRAM

        A $10,000 account balance is required to begin the Systematic Withdrawal Program

        1. Select amount of withdrawal  $_______________________________________
        2. Select frequency:[ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
        Note: If you do not make a frequency election, your Systematic Withdrawal program will default to monthly.
        3. Make an election for federal tax withholding
                    [ ]Withhold                    [ ]Do not withhold

        Note: If you do not make a withholding election, Sun Life Insurance and Annuity Company of New York will withhold federal income tax at a rate of 10%. However, some qualified plans are subject to different withholding requirement.

        4. For electronic fund transfers to your bank account, complete the following and include a voided check/deposit slip, if applicable.
                    [ ]Checking             [ ]Savings
        Account number_____________________    ABA Routing Number_______________
        Your bank's name __________________    Your banks telephone number

        Your bank's address_____________________________________________________
        Sun Life Insurance and Annuity Company of New York reserves the right to debit your checking/savings account in an effort to correct any overpayment(s) made to that account. Your signature in the Optional Program(s) Acceptance below provides authorization and directs your bank to permit any necessary debit to take place.

5.      BANK DRAFT This is only for the withdrawal of funds from your savings or checking account for deposit to your annuity Note: The minimum bank draft amount is $100 per month with an annual total of at least $1,000.

           1. Withdrawal amount[ ]$100  [ ]$200 [ ]$500  [ ]Other  $____________
                   2. From your[ ]Checking Account  Account Number______________
                                                          Include a voided check
                               [ ]Savings Account  Account Number_______________
                                                          Include a deposit slip
                       3. When?[ ]On the first day of__________________Month
                  4. How Often?[ ]Monthly[ ]Quarterly[ ]Semi-Annually[ ]Annually
                     Note: If no frequency is elected, withdrawals will be made monthly
                      5. Where? Transfer to the following Sub-Accounts. If
                                Sub-Accounts differ from those initially selected, all future investments will be made as indicated below.
                                 1._________ 2.__________ 3._________ 4.________

            6. Bank Information  Bank Name__________________Bank Telephone Number_______________
                                 Bank Address___________________________________________________
                                 ABA Routing Number_____________________________________________

         Your signature on the authorization Section below indicates your agreement that the rights of the bank named above with respect to checks drawn and debit entries initiated to your account are the same as if they were checks drawn on the bank and signed by you. You also agree that the bank shall be fully protected and without any liability whatsoever in honoring or refusing to honor any such check and in accepting or refusing to accept any such debit entry, whether with or without cause and whether intentionally or inadvertently.

         This program may be revoked by Sun Life Insurance and Annuity Company of New York without prior notice if any check is not paid upon presentation or any debit entry is not accepted. You may alter or stop this Program by notifying Sun Life Insurance and Annuity Company of New York at least 15 days prior to the next draft.

         OPTIONAL PROGRAM(S) ACCEPTANCE

         I understand this authorization is for participation in the Optional Program(s) selected above will continue until my written, signed revocation is received by Sun Life Insurance and Annuity Company of New York.

         Owner's Signature:___________________________________ Date_____________
         APP-FA-NY-FUT-01

 SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK ANNUITY DISCLOSURE STATEMENT
                                ACCOLADE NEW YORK

         Sun Life Insurance and Annuity Company of New York offers multiple variable deferred annuities for the accumulation of retirement income. This product permits multiple contributions and permits account values to be allocated to variable investment options and to fixed interest options. This product permits account values to be applied to the purchase of a life annuity at the better of current or guaranteed annuity purchase rates. The product offers a single, death benefit guarantee feature, a bonus dollar cost averaging program and investment options that offer a Guaranteed Return on your initial investment called Secured Futures. This product has a fixed mortality and expense charge and the administrative charge of $30 per year. The withdrawal charges, which are contribution based, are in a declining schedule of 6%, 6%, 5%, 5%, 4%, 4%, 3%, 0%.

         The Accolade New York product differs from the other deferred variable annuity product we offer in that it provides for two additional bonus credits that apply to contributions and if elected, to contract values. The cost for this credit is reflected in the withdrawal charge schedule per contribution and higher mortality and expense risks than the other annuity product we offer. In addition, there is no bonus Dollar Cost averaging program available with Accolade New York.

         You should review all products carefully with your financial professional to determine which product is best suited to your needs. Your financial professional can provide you with more information about these products. In addition to the fees and charges discussed above, you should carefully review each product prospectus and fund prospectus in order to obtain complete disclosure of all fees and charges related to each product as well as the differences between the products.
         __________________________________________     ________________________
         Owner's Signature                              Date
                                                        ________________________
                                                        Date
         __________________________________________     ________________________
         Co-Owner's Signature

         APP-FA-NY-FUT-01